LOAN NO.: 50-2852182                                         SSA OFFICE BUILDING

                                 PROMISSORY NOTE
                                   (HYPER-AM)
                                    (NOTE A)

$5,390,700.00                                                    August 16, 2005

      FOR VALUE RECEIVED, the undersigned, CLF SSA AUSTIN LP, a Delaware limited partnership ("MAKER"), having an address c/o Caplease, LP, 110 Maiden Lane, 36th Floor, New York, New York 10005, promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("PAYEE"), at the office of Payee at Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of Five Million Three Hundred Ninety Thousand Seven Hundred and No/100 Dollars ($5,390,700.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the lesser of the Note Rate (as hereinafter defined) or the Maximum Lawful Rate (as defined herein), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. This promissory note shall be hereinafter referred to as the "A Note" and the loan evidenced by this A Note shall be hereinafter referred to as the "A Loan". Concurrently with the execution of this A Note, Maker has executed and delivered to Caplease, LP that certain promissory note dated the date hereof in the original principal amount of Seven Hundred Ninety Thousand Two Hundred Four and 86/100 Dollars ($790,204.86), which note shall be hereinafter referred to as the "B Note" and the loan evidenced by the B Note shall be hereinafter referred to as the "B Loan". The indebtedness evidenced by the B Note and the obligations created thereby are also secured by the Security Instrument (as hereinafter defined), the Assignment (as defined in the hereinafter defined Loan Documents) and the other Loan Documents (as hereinafter defined) securing the A Loan. Payee has been engaged as collateral agent by Payee and the holder of the B Note to administer the documents and collateral securing this A Note and the B Note, including, without limitation, the Security Property (as hereinafter defined). Maker shall make separate monthly payments of principal and interest under the A Note and the B Note, as directed by the holder of this A Note and the holder of the B Note. The A Loan and the B Loan shall be hereinafter referred to collectively as the "Loan".

                        ARTICLE I. - TERMS AND CONDITIONS

      1.1. Note Rate. The term "NOTE RATE" as used in this Note shall mean (a) from the date of this Note through but not including the Optional Prepayment Date (as hereinafter defined), a rate per annum equal to five and twenty-three one hundredths percent (5.23%) (the "INITIAL INTEREST RATE"), and (b) from the Optional Prepayment Date through and including the date this Note is paid in full, a rate per annum equal to the greater of (i) the Initial Interest Rate plus two and one-half percent (2.5%) or (ii) the Treasury Constant Maturity Yield Index (as hereinafter defined) plus two and one-half percent (2.5%) ((i) or (ii), as applicable, the "REVISED INTEREST RATE"). For purposes of this
Section 1.1, the term "TREASURY CONSTANT MATURITY YIELD INDEX" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Statistical Release H.15 (519) published during the second full week preceding the Optional Prepayment Date, for instruments having a maturity coterminous with the remaining term of this Note. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). If such Release is not available or no longer published, Payee may refer to another recognized source of financial market information.

      1.2. Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days elapsed for any period in which interest is being calculated including, without limitation, the Interest Only Period (hereinafter defined), as more particularly set forth on Annex 1 attached hereto and incorporated by this reference. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.3 hereof.

      1.3. Payment of Principal and Interest. Payments in federal funds immediately available at the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time on the next day on which Payee is open for business. Interest only shall be payable in forty-eight (48) consecutive monthly installments in the amount set forth on Annex 1, beginning on October 11, 2005 (the "FIRST PAYMENT DATE"), and continuing on the eleventh (11th) day of each and every calendar month thereafter through and including September 11, 2009 (the "INTEREST ONLY PERIOD") and, thereafter, principal and interest shall be payable in seventy-two (72) consecutive monthly installments in the amount set forth on Annex 1, beginning on October 11, 2009 and continuing on the eleventh
(11th) day of each and every calendar month thereafter through and including August 11, 2015 (each, a "PAYMENT DATE"). On September 11, 2015 (the "MATURITY DATE" or the "OPTIONAL PREPAYMENT DATE"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full; provided, however, that in the event that such amounts are not paid on such date, Payee may, at Payee's sole option, extend the Maturity Date to September 11, 2039 (the "EXTENDED MATURITY DATE").

      Maker hereby authorizes Payee to use its automated loan payment service pursuant to which on each Payment Date Maker shall have its monthly payments of principal and interest payments together with any other sums then due to Payee automatically drawn by Payee or its servicer in accordance with that certain Auto-Draft Request Form by and between Maker and Payee executed in connection with the Loan.

      In the event that, on any Payment Date, there are insufficient funds in such account for sums due to Payee, then Payee shall be permitted to withdraw sums from such account on any day thereafter until such time as all payments due to Payee have been drawn from such account; provided, however, the foregoing shall in no event limit or otherwise modify Maker's obligations to make payments of principal and interest and other sums due hereunder or under any other Loan Document.

      1.4. Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied, prior to the Optional Prepayment Date, first, to any amounts hereafter advanced by Payee hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Payee, third, to the payment of accrued interest and last to reduction of principal, and from and after the Optional Prepayment Date, as provided in
Section 2.2 of this Note.

      1.5.   Payment   of   "Short   Interest".   Maker   shall   pay  to  Payee
contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through September 10, 2005.

      1.6. Prepayment; Defeasance.

            (a) This A Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time prior to the Optional Prepayment Determination Date. In the event that Maker wishes to have the Security Property (as hereinafter defined) released from the lien of the Security Instrument (as hereinafter defined) prior to the Optional Prepayment Determination Date, Maker's sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.6(d) hereof, provided, however, that any Defeasance under this A Note must occur simultaneously with the Defeasance of the B Note. This A Note may be prepaid in whole but not in part without premium or penalty on any Payment Date occurring on or after the Optional Prepayment Determination Date provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on any Payment Date occurring on or after the Optional Prepayment Determination Date, the aforesaid prior written notice has not been timely received by Payee, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this A Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this A Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date, or the Extended Maturity Date, as the case may be, of this A Note as though such prepayment had not occurred.

            (b) If, prior to the fourth (4th) anniversary of the First Payment Date (the "LOCKOUT EXPIRATION DATE"), the indebtedness evidenced by this A Note shall have been declared due and payable by Payee pursuant to Article III hereof or the provisions of any other Loan Document due to a default by Maker, then, in addition to the indebtedness evidenced by this A Note being immediately due and payable, and subject at all times to the last sentence of this Section 1.6(b) and to Section 4.4, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lockout Expiration Date, together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. If such acceleration is on or following the Lockout Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Maker were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event of any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this A Note. The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this A Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term "PAYMENT DIFFERENTIAL" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this A Note after application of the constant monthly payment due under this A Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "REINVESTMENT YIELD" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this A Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Payee shall deliver to Maker a statement setting forth the amount and determination of the prepayment fee, and, provided that Payee shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Payee on any day during the fifteen (15) day period preceding the date of such prepayment. Payee shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee. All sums and fees payable to Payee provided for in this Section 1.6(b) are subject to reduction, if and to the extent characterized as interest under applicable law, by the amount (if any) which would cause interest under this A Note to exceed the Maximum Lawful Rate.

            (c) Partial or full prepayments of this A Note shall not be permitted, except for partial or full prepayments resulting from Payee's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this A Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Payee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this A Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.3 above. Except as otherwise expressly provided in this Section, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this A Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Payee's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this A Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this A Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

            Any voluntary prepayment or defeasance of the A Loan or the B Loan must occur concurrently with the voluntary prepayment or defeasance of the other Loan. Unless there is a continuing Event of Default, there shall be no prepayment penalty or premium for prepayment resulting from application of title insurance, casualty insurance or condemnation proceeds or awards.

            (d) (i) On any Payment Date on or after the earlier to occur of (x) the Lockout Expiration Date, and (y) the later to occur of (A) the day immediately following the date which is two (2) years after the "startup day," within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "CODE"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code (a "REMIC TRUST"), that holds this A Note and (B) the day immediately following the date which is two (2) years after the "startup day", within the meaning of Section 860G(a)(9) of the Code, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the B Note, and provided no Event of Default has occurred hereunder or under any of the other Loan Documents, at Maker's option, Payee shall cause the release of the Security Property from the lien of the Security Instrument and the other Loan Documents (a "DEFEASANCE") upon the satisfaction of the following conditions:

                  (A) Maker  shall give not more than  ninety (90) days' or less than sixty (60) days' prior written notice to Payee specifying the date Maker intends for the Defeasance to be consummated (the "RELEASE DATE"), which date shall be a Payment Date.

                  (B) All  accrued  and unpaid  interest  and all other sums due under this A Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

                  (C) Maker  shall  deliver to Payee on or prior to the  Release
            Date:

                  (1) a sum of money in immediately available funds (the "DEFEASANCE DEPOSIT") equal to the outstanding principal balance of this A Note plus an amount, if any, which together with the outstanding principal balance of this A Note, shall be sufficient to enable Payee to purchase, through means and sources customarily employed and available to Payee, for the account of Maker, (x) direct, non-callable, fixed rate obligations of the United States of America or (y) non-callable, fixed rate obligations, other than U.S. Treasury Obligations, that are "government securities" within the meaning of
                        Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this A Note (including, but not limited to, all amounts due on the Maturity Date) for the balance of the term hereof (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Payee or accompanied by a written instrument of transfer in form and substance satisfactory to Payee in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Payee in conformity with all applicable state and federal laws governing granting of such security interests;

                  (2) a pledge and security agreement, in form and substance satisfactory to Payee, creating a first priority security interest in favor of Payee in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT");

                  (3) a certificate of Maker certifying that all of the requirements set forth in this subsection 1.6(d)(i) have been satisfied;

                  (4) one or more opinions of counsel for Maker in form and substance and delivered by counsel which would be satisfactory to Payee stating, among other things, that
                        (i) Payee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Maker, none of the Defeasance Collateral nor any proceeds thereof will be property of Maker's estate under Section 541 of the U.S. Bankruptcy Code, as amended, or any similar statute and the grant of security interest therein to Payee shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code, as amended, or applicable state law,
                        (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds this A Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                  (5) evidence in writing from any applicable Rating Agency (as defined in the Security Instrument) to the effect that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance for any Securities (as hereinafter defined) issued in connection with the securitization which are then outstanding; provided, however, no evidence from a Rating Agency shall be required if this A Note does not meet the then-current review requirements of such Rating Agency;

                  (6) a certificate in form and scope acceptable to Payee in its sole discretion from an acceptable independent accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this A Note (including the scheduled outstanding principal balance of the A Loan due on the Maturity Date);

                  (7) Maker and any guarantor or indemnitor of Maker's obligations under the Loan Documents for which Maker has personal liability executes and delivers to Payee such documents and agreements as Payee shall reasonably require to evidence and effectuate the ratification of such personal liability and guaranty or indemnity, respectively;

                  (8) such other certificates, documents or instruments as Payee may reasonably require; and

                  (9) payment of all fees, costs, expenses and charges incurred by Payee in connection with the Defeasance of the Security Property and the purchase of the Defeasance Collateral, including, without limitation, all reasonable legal fees and costs and expenses incurred by Payee or its agents in connection with release of the Security Property, review of the proposed Defeasance Collateral and preparation of the Defeasance Security
                        Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the A Note, assumption of the A Note, or substitution of collateral for the Security Property shall be paid on or before the Release Date. Without limiting Maker's obligations with respect thereto, Payee shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any portion of the Defeasance Deposit which exceeds the amount necessary to purchase the Defeasance Collateral.

                  (D) In connection  with the Defeasance  Deposit,  Maker hereby authorizes and directs Payee using the means and sources customarily employed and available to Payee to use the Defeasance Deposit to purchase for the account of Maker the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Payee to be applied on account of the indebtedness of this A Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Maker is obligated to pay under this
            Section 1.6 shall be refunded to Maker.

                  (E) The Defeasance of the A Loan must occur with the simultaneous Defeasance of the B Loan subject to and in accordance with the terms of each such Loan.

                  (F) The following  conditions  shall be satisfied with respect to that certain loan (Loan No. 50-2852180) in the original principal amount of $11,280,000.00 by Payee to CLF DEA Birmingham LLC (the "DEA LOAN") and that certain loan (Loan No. 50-2852181) in the original principal amount of $18,800,000.00 by Payee to CLF FBI Birmingham LLC (the "FBI LOAN"):

                  (1) The United States of America or another tenant reasonably acceptable to Payee having an unsecured debt rating of at least BBB by Standard & Poor's Ratings Group and Baa2 by Moody's Investors Service, Inc. shall be in occupancy and paying unabated rent;

                  (2) After the partial defeasance described in subsection (4) below, the loan to value ratio shall be no more than 75% and the debt service coverage ratio shall be no less than 1.25:1.00, as determined by Payee in Payee's reasonable discretion;

                  (3) Twenty-five percent (25%) of the then-outstanding principal balance of the Promissory Notes evidencing the DEA Loan and the FBI Loan shall be defeased in accordance with Section 1.6(e) and Section 1.6(f) of the Promissory Note evidencing the DEA Loan and the FBI Loan.

                  (4) No event of default shall have occurred under the loan documents evidencing the DEA Loan and the FBI Loan and remain uncured.

            (ii) Upon compliance with the requirements of subsection 1.6(d)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this A Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the Security Instrument from the Security Property.

            (iii) Upon the release of the Security Property in accordance with this Section 1.6(d), Maker shall assign all its obligations and rights under this A Note, together with the pledged Defeasance Collateral, to a newly created successor entity which complies with the terms of Section
      2.29 of the Security Instrument designated by Maker and approved by Payee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this A Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (x) deliver to Payee an opinion of counsel in form and substance satisfactory to a prudent lender and delivered by counsel satisfactory to a prudent lender stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this A Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents other than as specified in Section 1.6(d)(i)(C)(7) above and under the Defeasance Security Agreement (or other Defeasance document).

            (e) (i) In connection with the Defeasance of the DEA Loan or the FBI Loan, provided no Event of Default shall have occurred and remain uncured, Maker shall have the right at any time after the earlier to occur of (x) four (4) years following the first Payment Date hereunder, and (y) the day immediately following the date which is two (2) years after the "startup day," within the meaning of Section 860G(a) (9) of the Code of a REMIC Trust, that holds this A Note to voluntarily defease twenty-five percent (25%) of the then-outstanding principal balance of this A Note by providing Payee with the Partial Defeasance Collateral (hereinafter, a "Partial Defeasance Event") upon satisfaction of the following conditions precedent:

                        (A) Maker shall provide  Payee not less than  forty-five
                  (45) (but not more than ninety (90)) days notice (or a shorter period of time if permitted by Payee in its sole discretion) specifying a date (the "Partial Defeasance Date") on which the Partial Defeasance Event is to occur.

                        (B) Maker shall pay to Payee (x) all payments of principal and interest due on the A Loan to and including the Partial Defeasance Date and (y) all other sums then due under this A Note, the Security Instrument and the other Loan Documents;

                        (C) Maker shall deposit the Partial Defeasance Collateral (hereinafter defined) into the Defeasance Collateral Account and otherwise comply with the provisions of
                  Section 1.6(f) hereof;

                        (D) Payee shall prepare, at Maker's sole cost and expense, all necessary documents to modify, amend and restate the A Note and issue two substitute notes, one note having a principal balance equal to twenty-five percent (25%) of the then-outstanding principal balance of this A Note (the "Defeased Note"), and the other note having a principal balance equal to the excess of (x) the unpaid balance of the original principal amount of the A Loan, over (y) the amount of the Defeased Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as this A Note except for the principal balance; and, in connection therewith, the amount due on each Payment Date and the amount of each such payment applied to principal thereafter shall be divided between the Defeased Note and the Undefeased Note in the same proportion as the unpaid principal balance (in each case immediately after the Partial Defeasance Event) of the Defeased Note and the Undefeased Note, as the case may be, bears to the aggregate principal balance due under the Defeased Note and the Undefeased Note immediately after the Partial Defeasance Event. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a successor entity that is not an Affiliate of Maker is established pursuant to Section 1.6(d)(iii) hereof. A Defeased Note may not be the subject of any further defeasance;

                        (E)  Maker   shall   execute  and  deliver  to  Payee  a
                  Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

                        (F) Maker  shall  deliver to Payee an opinion of counsel
                  for Maker that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (1) Payee has a perfected first priority security interest in the Partial Defeasance Collateral and the Defeasance Collateral Account and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms, (2) in the event of a bankruptcy proceeding or similar occurrence with respect to Maker, none of the Partial Defeasance Collateral nor any proceeds thereof will be property of Maker's estate under
                  Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Payee shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (3) the pledge of the Partial Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust, and
                  (4) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                        (G)  Maker  shall   deliver  to  Payee  a   No-Downgrade
                  Confirmation   (as  that  term  is  defined  in  the  Security
                  Instrument) with respect to such partial defeasance;

                        (H) Maker shall deliver to Payee a  certificate  in form
                  and scope acceptable to Payee in its sole discretion from an accountant which would be acceptable to a reasonably prudent payee certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this A Note (including the scheduled outstanding principal balance of the A Loan due on the Maturity Date);

                        (I) Maker  shall pay all  costs  and  expenses  of Payee
                  incurred in connection with the Partial Defeasance Event, including Payee's reasonable attorneys' fees and expenses.

            No portion of the Security Property shall be released in connection with such partial defeasance.

            (ii) [Reserved].

            (iii) Upon compliance with the requirements of Section 1.6(e)(i), the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note and all other obligations under the Loan Documents.

            (iv) Upon the completion of such partial defeasance in accordance with this Section, Maker may elect to assign, or at Payee's sole and absolute discretion, Payee may require Maker to assign, all of its obligations and rights under the Defeased Note, together with the pledged Partial Defeasance Collateral, to a successor Maker. Such successor Maker shall execute an assignment and assumption agreement in form and substance satisfactory to Payee in its sole and absolute discretion pursuant to which it shall assume Maker's obligations under the Defeased Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker shall (A) deliver to Payee one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent payee stating, among other things, that such assignment and assumption agreement is enforceable against Maker and the successor Maker in accordance with its terms and that the Defeased Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the successor Maker in accordance with their respective terms, and opining to such other matters relating to successor Maker and its organizational structure as Payee may require, and (B) pay all fees, costs and expenses incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (e)(i)(G) above). Upon such assignment and assumption, Maker shall be relieved of its obligations hereunder, under the Defeased Note and under the Defeasance Security Agreement.

            (f) On or before the date on which Maker delivers the Defeasance Collateral or Partial Defeasance Collateral, Maker shall open at any institution which would be acceptable to a prudent payee acting in its reasonable discretion the defeasance collateral account (the "Defeasance Collateral Account"). The Defeasance Collateral Account shall contain only
      (i) Defeasance Collateral or Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Payee on each scheduled payment date and applied first to accrued and unpaid interest and then to principal. Maker shall cause the institution at which the Defeasance Collateral or Partial Defeasance
      Collateral is deposited to enter an agreement with Maker and Payee, satisfactory to Payee in its sole discretion, pursuant to which such institution shall agree to hold and distribute the Defeasance Collateral or Partial Defeasance Collateral in accordance with this A Note. The Maker or Successor Maker, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the Defeasance Collateral or Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Maker shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Payee shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

            (g) For purposes herein, "Partial Defeasance Collateral" shall mean direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of
      Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Secondary Market Transaction have confirmed in writing that such obligations will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Secondary Market Transaction, that provide for (i) on or prior to, but as close as possible to, the Business Day immediately preceding all scheduled payments dates and, under the Defeased Note after the Partial Defeasance Date and up to and including the Maturity Date, and
      (ii) in amounts equal to or greater than the scheduled defeasance payments relating to such scheduled payment dates.

      1.7. Security. The indebtedness evidenced by this A Note and the obligations created hereby are secured by, among other things, that certain Deed of Trust, Security Agreement and Fixture Filing (the "SECURITY INSTRUMENT") from Maker for the benefit of Payee, dated of even date herewith, covering the Security Property. The Security Instrument, together with this A Note and all other documents to or of which Payee is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "LOAN DOCUMENTS". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

         ARTICLE II. - OPTIONAL PREPAYMENT DATE/TRIGGER EVENT PROVISIONS

      2.1. Optional Prepayment Date; Trigger Event. The following subsections shall apply from and after July 11, 2015 (the "OPTIONAL PREPAYMENT DETERMINATION DATE") and, to the extent set forth in that certain Lock-Box Account and Security Agreement of even date herewith between Maker and Payee (the "LOCK-BOX AGREEMENT"), after the occurrence of a Trigger Event (as defined in the Lock-Box Agreement):

            (a)  Except  as  hereinafter  set  forth in  subsection  (e) of this
Section 2.1, Maker shall be obligated to pay, and Payee shall collect from the Lock-Box Account (as defined in the Lock-Box Agreement) to the extent of funds on deposit in such account, on each Payment Date following the Optional Prepayment Determination Date the following payments in the listed order of priority:

            (i) First, the payment of the amount set forth in Section 1.3 of this A Note (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT") to be applied first to the payment of interest computed at the Initial Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this A Note;

            (ii) Second, payments to the Reserves (as defined in the Security Instrument) in accordance with the terms and conditions of the Security Instrument;

            (iii) Third, payments to the deposit bank selected by Payee to maintain the Lock-Box Account (the "DEPOSIT BANK") for any customary fees charged in accordance with the Lock-Box Agreement;

            (iv) Fourth, payments for monthly Cash Expenses (as hereinafter defined), less management fees payable to affiliates of Maker, pursuant to the terms and conditions of the related Approved Annual Budget (as hereinafter defined);

            (v) Fifth, payment for Extraordinary Expenses (as hereinafter defined) approved by Payee, if any;

            (vi) Sixth, payments of any other amounts due under the Loan Documents; and

            (vii) Lastly, any excess amounts shall remain on deposit in the Lock-Box Account.

            (b) For the calendar year in which the Optional Prepayment Determination Date or any Trigger Event occurs and for each calendar year thereafter, Maker shall submit to Payee for Payee's written approval an annual budget (an "Annual Budget") not later than (i) the Optional Prepayment Determination Date or the first Payment Date after the date on which any Trigger Event occurs for the calendar year in which the Optional Prepayment Determination Date or any Trigger Event occurs and (ii) sixty (60) days prior to the commencement of each calendar year thereafter, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Security Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees and other expenses as Maker may reasonably determine. Payee shall have the right to approve such Annual Budget and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall, within three (3) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subsection until Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this subsection, then such proposed Annual Budget shall be deemed approved by Payee. Each such Annual Budget approved by Payee in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Budget." Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

            (c) In the event that Maker must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (as defined in the Security Instrument) or allotted for in any Reserve (each, an "EXTRAORDINARY EXPENSE"), then Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for Payee's approval.

            (d) For the purposes of this A Note, "CASH EXPENSES" shall mean, for any period, the operating expenses for the operation and maintenance of the Security Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker excluding payments into the any Reserve, or which shall be paid for out of, any Reserve.

            (e) Notwithstanding the other provisions of this Section 2.1, in the event that, prior to the Optional Prepayment Determination Date, Maker delivers to Payee either (i) a written commitment (the "COMMITMENT")for the refinancing of the loan evidenced by this A Note from a Qualified Institutional Lender (as hereinafter defined), which reasonably provides for the consummation of such refinance prior to the Optional Prepayment Date or (ii) other evidence in form and substance satisfactory to Payee in its sole determination of Maker's ability to refinance the loan evidenced by this A Note prior to the Optional Prepayment Date, then, solely in either such event, and provided no Trigger Event has occurred, the terms of Section 2.1(a), (b), (c) and (d) of this A Note shall be inoperative; provided, however, that upon (x) the failure of such refinance to be consummated in accordance with the terms of the Commitment or such other evidence, as applicable, (y) the termination of the Commitment for any reason or
(z) any adverse change in circumstances with respect to Maker or any principals of Maker, the Security Property, the proposed lender or otherwise, as determined by Payee in its sole determination, which, in Payee's reasonable judgment, significantly decreases the likelihood of such refinance being consummated prior to the Optional Prepayment Date, the terms of Section 2.1(a), (b), (c) and (d) of this A Note shall immediately become operative and Maker shall immediately comply with any of the terms thereof which, except for the operation of this subsection (e), Maker would theretofore have been obligated to comply. "QUALIFIED INSTITUTIONAL LENDER" shall mean a financial institution or other lender with a long term credit rating which is not less than investment grade. The determination of whether the conditions set forth in clause (i) or (ii) above, shall be made and notice of such determination shall be delivered to Maker, within ten (10) business days following Payee's receipt of the items set forth in such clauses.

      2.2. Failure to Pay Prior to Optional Prepayment Date. In the event that Maker does not prepay the entire principal balance of this A Note and any other amounts outstanding under this A Note or any of the other Loan Documents on or prior to the Optional Prepayment Date, the provisions of Section 2.1(b), (c) and
(d) as set forth above shall remain in full force and effect, and the following subsections also shall apply:

            (a) From and after the Optional Prepayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding under this A Note at the Revised Interest Rate. Interest accrued at the Revised Interest Rate and not paid pursuant to this Section 2.2 shall be deferred and added to the principal balance of this A Note and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law (such accrued interest is hereinafter referred to as "ACCRUED INTEREST"). All of the unpaid principal balance of this A Note, including, without limitation, any Accrued Interest, shall be due and payable on the Extended Maturity Date.

            (b) Maker shall be obligated to pay, and Payee shall collect from the Lock-Box Account to the extent of funds on deposit in such account, on the Optional Prepayment Date and on the eleventh (11th) day of each calendar month thereafter to and including the Extended Maturity Date the following payments from the funds on deposit in the Lock-Box Account received on or before such day in the listed order of priority:

            (i) First, the payment of the Monthly Debt Service Payment Amount to be applied first to the payment of interest computed at the Initial Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this A Note;

            (ii) Second, payments to the Reserves in accordance with the terms and conditions of the Security Instrument;

            (iii) Third, payments to the Deposit Bank any customary fees charged in accordance with the Lock-Box Agreement;

            (iv) Fourth, payments for monthly Cash Expenses, less management fees payable to affiliates of Maker, pursuant to the terms and conditions of the related Approved Annual Budget;

            (v) Fifth, payment for Extraordinary Expenses approved by Payee, if any;

            (vi) Sixth, payments to Payee of the balance of the funds then on deposit in the Lock-Box Account to be applied to (x) any other amounts due under the Loan Documents, (y) Accrued Interest and (z) the reduction of the outstanding principal balance of this A Note until such principal balance is paid in full in whatever proportion and priority as Payee may determine.

            (c) Nothing in this Article II shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Debt Service Payment Amount, payments to the Reserves and payments of other amounts due hereunder and under the other Loan Documents, whether or not Rents and Profits (as defined in the Security Instrument) are available to make such payments.

      2.3. Trigger Event. In the event that any Trigger Event occurs, the provisions of Section 2.1(b), (c) and (d) as set forth above and the following subsections shall apply:

            (a) Maker shall be obligated to pay, and Payee shall collect from the Lock-Box Account to the extent of funds on deposit in such account, on the eleventh (11th) day of each calendar month thereafter until all amounts owed under the Loan Documents are paid in full, the following payments from the funds on deposit in the Lock-Box Account received on or before such day in the listed order of priority:

                  (i) First,  the payment of the Monthly  Debt  Service  Payment
            Amount to be applied first to the payment of interest computed at the Initial Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this A Note;

                  (ii) Second,  payments to the Reserves in accordance  with the terms and conditions of the Security Instrument;

                  (iii) Third,  payments to the Deposit Bank any customary  fees charged in accordance with the Lock-Box Agreement;

                  (iv)  Fourth,   payments  for  monthly  Cash  Expenses,   less
            management fees payable to affiliates of Maker, pursuant to the terms and conditions of the related Approved Annual Budget;

                  (v) Fifth,  payment  for  Extraordinary  Expenses  approved by
            Payee, if any.

                  Any  balance  in the  Lock-Box  Account  after  payment of the foregoing shall be retained by Payee as additional collateral for the loan evidenced by this Note until released in accordance with
            Section 3(b) of the Lock-Box Agreement.

            (b) Nothing in this Section 2.3 shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Debt Service Payment Amount, payments to the Reserves and payments of other amounts due hereunder and under the other Loan Documents, whether or not Rents (as defined in the Security Instrument) are available to make such payments.

                             ARTICLE III. - DEFAULT

      3.1. Events of Default; Cross Default. (a) It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on the date such payment is due, or should any other default not be cured within any applicable grace or notice period occur under any other Loan Document, then an event of default (an "EVENT OF DEFAULT") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

            (b) A default or Event of Default under any of the Loan Documents delivered in connection with either the A Loan or the B Loan (as the term "Event of Default" is defined in the Security Instrument) shall constitute an Event of Default under the other Loan Documents delivered in connection with the A Loan and/or the B Loan.

      3.2. Late Charges. In the event that any payment is not received by Payee on the date when due (subject to any applicable grace period), then, in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

      3.3.  Default  Interest  Rate.  So long as any  Event  of  Default  exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this A Note, from the date due until the date credited, at a rate per annum equal to four percent (4%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the Maximum Lawful Rate (the "DEFAULT INTEREST RATE"), and such default interest shall be immediately due and payable.

      3.4. Maker's Agreements. Maker acknowledges that it would be extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this A Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee's discretion.

      3.5. Maker to Pay Costs. In the event that this A Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

      3.6. Exculpation. Notwithstanding anything in this A Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

            (a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this A Note and/or the other obligations of Maker under the Loan Documents (collectively, the "SECURITY PROPERTY");

            (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Maker under the Loan Documents, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this A Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this section; and

            (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this A Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or any event which, with notice or the passage of time, or both, would constitute an Event of Default, hereunder or under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee, (vi) for waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct or gross negligence of Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Payee pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Payee to pay such taxes and assessments,
(viii) for all obligations and indemnities of Maker under the Loan Documents relating to Hazardous Substances (as defined in the Security Instrument) or radon or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, and (ix) for fraud, material misrepresentation or failure to disclose a material fact by Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker, any principal, officer, general partner or member of Maker, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Payee on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan
Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this A Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section, or (3) limit or impair in any way whatsoever (A) the Indemnity and Guaranty Agreement (the
"INDEMNITY AGREEMENT") or (B) the Environmental Indemnity Agreement (the "ENVIRONMENTAL INDEMNITY AGREEMENT"), each of even date herewith executed and delivered in connection with the indebtedness evidenced by this A Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Indemnity Agreement or the Environmental Indemnity Agreement.

      Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in this Section 3.6 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of a default by Maker, Indemnitor (as defined in the Security Instrument) or any general partner, manager or managing member of Maker which is a Single-Purpose Entity (as defined in the Security Instrument) (if any) of any of the covenants set forth in
Section 2.9 or Section 2.29 of the Security Instrument (excluding, however, the covenants set forth in Sections 2.29(n) and (t)).

      Notwithstanding anything to the contrary in this A Note, the Security Instrument or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this A Note, the Security Instrument and the other Loan Documents.

      All rights, powers or remedies of enforcement available to Payee by the terms of the Loan Documents may be exercised by Collateral Agent.

                        ARTICLE IV. - GENERAL CONDITIONS

      4.1. No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this A Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this A Note, or
(ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this A Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this A Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this A Note, either in whole or in part, unless Payee agrees otherwise in writing. This A Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      4.2. Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this A Note or the other Loan Documents.

      4.3. Limit of Validity.

            (a) Definitions. As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as defined herein) made in connection with the transaction evidenced by this Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Maker to Payee pursuant to the Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Maker to Payee under this Note.

            (b) Ceiling Election. To the extent that Payee is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or the Related Indebtedness, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Payee will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

      4.4. Savings Clause. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Payee's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note and/or the Related Indebtedness, then it is Maker's and Payee's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Payee. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Maker to Payee. All sums contracted for, charged or received by Payee for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

      4.5. Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

      4.6. Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this A Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this A Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

      4.7. Governing Law. THIS A NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE SECURITY PROPERTY IS LOCATED.

      4.8. Waiver of Jury Trial. MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS A NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      4.9.  Secondary  Market.  Payee may sell,  transfer  and  deliver the Loan
Documents to one or more investors in the secondary mortgage market. In connection with such sale, Payee may retain or assign responsibility for servicing the loan evidenced by this A Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Payee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

      4.10. Dissemination of Information. If Payee determines at any time to sell, transfer or assign this A Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "PARTICIPATIONS") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "SECURITIES"), Payee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "INVESTOR") or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Payee now has or may hereafter acquire relating to the debt evidenced by this A Note and to Maker, any guarantor, any indemnitor and the Security Property, which shall have been furnished by Maker, any guarantor or any indemnitor as Payee determines necessary or desirable.

      4.11. Splitting the Loan. Payee shall have the right at no cost to Maker from time to time to sever this A Note and the other Loan Documents into one or more separate notes, mortgages, deeds of trust and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations and priorities as Payee shall determine in its sole discretion, provided, however, that the terms, provisions and clauses of the Severed Loan Documents shall be no more adverse to Maker than those contained in this A Note, the Security Instrument and the other Loan Documents. Maker shall execute and deliver to Payee from time to time, promptly after the request of Payee, a severance agreement and such other documents as Payee shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Payee. Maker hereby absolutely and irrevocably appoints Payee as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Maker ratifying all that its said attorney shall do by virtue thereof; provided, however, that Payee shall not make or execute any such documents under such power until three (3) days after notice has been given to Maker by Payee of Payee's intent to exercise its rights under such power.

                      ARTICLE V. - MISCELLANEOUS PROVISIONS

      5.1. Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this A Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this A Note. This A Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

      5.2.  Taxpayer  Identification.   Maker's  Tax  Identification  Number  is
52-2414533.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Maker has executed this A Note as of the date first written above.

                                   MAKER:

                                   CLF SSA AUSTIN LP,
                                   a Delaware limited partnership

                                   By: CLF SSA Austin GP LLC,
                                       a Delaware limited liability company
                                       its general partner


                                       By: /s/ Michael J. Heneghan
                                           -------------------------------------
                                           Name:  Michael J. Heneghan
                                           Title: Senior Vice President

                    ANNEX 1 TO $5,390,700.00 PROMISSORY NOTE
                              BY CLF SSA AUSTIN LP
                     TO WACHOVIA BANK, NATIONAL ASSOCIATION

[LOGO]
CapLease                           SCHEDULE A

Scheduled Monthly Payments & Interest Expense -- "A" NOTE
Loan # 8080b, SSA, Austin, TX

                                Monthly
 Debt                          Principal,                             Monthly
Service                      Interest and          Monthly            Interest
Period      Date             Servicing Fee       Servicing Fee        Expense
------      ----             -------------       -------------        -------
  0       8/16/2005            20,361.90             0.00            20,361.90
  0       9/11/2005                 0.00             0.00                 0.00
  1      10/11/2005            23,494.47             0.00            23,494.47
  2      11/11/2005            24,277.62             0.00            24,277.62
  3      12/11/2005            23,494.47             0.00            23,494.47
  4       1/11/2006            24,277.62             0.00            24,277.62
  5       2/11/2006            24,277.62             0.00            24,277.62
  6       3/11/2006            21,928.17             0.00            21,928.17
  7       4/11/2006            24,277.62             0.00            24,277.62
  8       5/11/2006            23,494.47             0.00            23,494.47
  9       6/11/2006            24,277.62             0.00            24,277.62
 10       7/11/2006            23,494.47             0.00            23,494.47
 11       8/11/2006            24,277.62             0.00            24,277.62
 12       9/11/2006            24,277.62             0.00            24,277.62
 13      10/11/2006            23,494.47             0.00            23,494.47
 14      11/11/2006            24,277.62             0.00            24,277.62
 15      12/11/2006            23,494.47             0.00            23,494.47
 16       1/11/2007            24,277.62             0.00            24,277.62
 17       2/11/2007            24,277.62             0.00            24,277.62
 18       3/11/2007            21,928.17             0.00            21,928.17
 19       4/11/2007            24,277.62             0.00            24,277.62
 20       5/11/2007            23,494.47             0.00            23,494.47
 21       6/11/2007            24,277.62             0.00            24,277.62
 22       7/11/2007            23,494.47             0.00            23,494.47
 23       8/11/2007            24,277.62             0.00            24,277.62
 24       9/11/2007            24,277.62             0.00            24,277.62
 25      10/11/2007            23,494.47             0.00            23,494.47
 26      11/11/2007            24,277.62             0.00            24,277.62
 27      12/11/2007            23,494.47             0.00            23,494.47
 28       1/11/2008            24,277.62             0.00            24,277.62
 29       2/11/2008            24,277.62             0.00            24,277.62
 30       3/11/2008            22,711.32             0.00            22,711.32
 31       4/11/2008            24,277.62             0.00            24,277.62
 32       5/11/2008            23,494.47             0.00            23,494.47
 33       6/11/2008            24,277.62             0.00            24,277.62
 34       7/11/2008            23,494.47             0.00            23,494.47
 35       8/11/2008            24,277.62             0.00            24,277.62
 36       9/11/2008            24,277.62             0.00            24,277.62
 37      10/11/2008            23,494.47             0.00            23,494.47
 38      11/11/2008            24,277.62             0.00            24,277.62
 39      12/11/2008            23,494.47             0.00            23,494.47
 40       1/11/2009            24,277.62             0.00            24,277.62
 41       2/11/2009            24,277.62             0.00            24,277.62

                                Monthly
 Debt                          Principal,                             Monthly
Service                      Interest and          Monthly            Interest
Period      Date             Servicing Fee       Servicing Fee        Expense
------      ----             -------------       -------------        -------
 42       3/11/2009            21,928.17             0.00            21,928.17
 43       4/11/2009            24,277.62             0.00            24,277.62
 44       5/11/2009            23,494.47             0.00            23,494.47
 45       6/11/2009            24,277.62             0.00            24,277.62
 46       7/11/2009            23,494.47             0.00            23,494.47
 47       8/11/2009            24,277.62             0.00            24,277.62
 48       9/11/2009            24,277.62             0.00            24,277.62
 49      10/11/2009            29,869.50             0.00            23,494.47
 50      11/11/2009            29,869.50             0.00            24,248.91
 51      12/11/2009            29,869.50             0.00            23,442.19
 52       1/11/2010            29,869.50             0.00            24,194.65
 53       2/11/2010            29,869.50             0.00            24,169.09
 54       3/11/2010            29,869.50             0.00            21,806.96
 55       4/11/2010            29,869.50             0.00            24,107.11
 56       5/11/2010            29,869.50             0.00            23,304.34
 57       6/11/2010            29,869.50             0.00            24,051.59
 58       7/11/2010            29,869.50             0.00            23,250.37
 59       8/11/2010            29,869.50             0.00            23,995.58
 60       9/11/2010            29,869.50             0.00            23,969.12
 61      10/11/2010            29,869.50             0.00            23,170.21
 62      11/11/2010            29,869.50             0.00            23,912.38
 63      12/11/2010            29,869.50             0.00            23,115.05
 64       1/11/2011            29,869.50             0.00            23,855.13
 65       2/11/2011            29,869.50             0.00            23,828.04
 66       3/11/2011            29,869.50             0.00            21,497.53
 67       4/11/2011            29,869.50             0.00            23,763.13
 68       5/11/2011            29,869.50             0.00            22,969.97
 69       6/11/2011            29,869.50             0.00            23,704.56
 70       7/11/2011            29,869.50             0.00            22,913.03
 71       8/11/2011            29,869.50             0.00            23,645.46
 72       9/11/2011            29,869.50             0.00            23,617.43
 73      10/11/2011            29,869.50             0.00            22,828.33
 74      11/11/2011            29,869.50             0.00            23,557.57
 75      12/11/2011            29,869.50             0.00            22,770.14
 76       1/11/2012            29,869.50             0.00            23,497.17
 77       2/11/2012            29,869.50             0.00            23,468.47
 78       3/11/2012            29,869.50             0.00            21,927.41
 79       4/11/2012            29,869.50             0.00            23,403.87
 80       5/11/2012            29,869.50             0.00            22,620.73
 81       6/11/2012            29,869.50             0.00            23,342.11
 82       7/11/2012            29,869.50             0.00            22,560.69
 83       8/11/2012            29,869.50             0.00            23,279.80
 84       9/11/2012            29,869.50             0.00            23,250.12
 85      10/11/2012            29,869.50             0.00            22,471.26
 86      11/11/2012            29,869.50             0.00            23,186.99
 87      12/11/2012            29,869.50             0.00            22,409.90
 88       1/11/2013            29,869.50             0.00            23,123.30
 89       2/11/2013            29,869.50             0.00            23,092.92
 90       3/11/2013            29,869.50             0.00            20,830.55
 91       4/11/2013            29,869.50             0.00            23,021.69
 92       5/11/2013            29,869.50             0.00            22,249.21
 93       6/11/2013            29,869.50             0.00            22,956.53
 94       7/11/2013            29,869.50             0.00            22,185.87
 95       8/11/2013            29,869.50             0.00            22,890.79
 96       9/11/2013            29,869.50             0.00            22,859.36
 97      10/11/2013            29,869.50             0.00            22,091.41

                                Monthly
 Debt                          Principal,                             Monthly
Service                      Interest and          Monthly            Interest
Period      Date             Servicing Fee       Servicing Fee        Expense
------      ----             -------------       -------------        -------
 98      11/11/2013            29,869.50             0.00            22,792.76
 99      12/11/2013            29,869.50             0.00            22,026.67
100       1/11/2014            29,869.50             0.00            22,725.57
101       2/11/2014            29,869.50             0.00            22,693.40
102       3/11/2014            29,869.50             0.00            20,468.07
103       4/11/2014            29,869.50             0.00            22,618.74
104       5/11/2014            29,869.50             0.00            21,857.50
105       6/11/2014            29,869.50             0.00            22,550.00
106       7/11/2014            29,869.50             0.00            21,790.68
107       8/11/2014            29,869.50             0.00            22,480.65
108       9/11/2014            29,869.50             0.00            22,447.38
109      10/11/2014            29,869.50             0.00            21,690.92
110      11/11/2014            29,869.50             0.00            22,377.12
111      12/11/2014            29,869.50             0.00            21,622.62
112       1/11/2015            29,869.50             0.00            22,306.23
113       2/11/2015            29,869.50             0.00            22,272.17
114       3/11/2015            29,869.50             0.00            20,085.90
115       4/11/2015            29,869.50             0.00            22,193.89
116       5/11/2015            29,869.50             0.00            21,444.51
117       6/11/2015            29,869.50             0.00            22,121.38
118       7/11/2015            29,869.50             0.00            21,374.02
119       8/11/2015            29,869.50             0.00            22,048.23
120       9/11/2015            29,869.50             0.00            22,013.00